Exhibit 10.5

THIS AGREEMENT is made this 1st May day of 2002

BETWEEN:

(1)                                  GFI HOLDINGS LIMITED (“the Company”) of GFI House, 9 Hewett Street, London EC2A 3RP; and

(2)                                  STEVE McMILLAN (“the Employee”) of Flat 20, Springalls Wharf, 25 Bermondsey Wall West, London SE16 4TL.

1                                          Definitions

1.1                                 In this Agreement unless the context otherwise requires:

1.1.1                        “Associated Company” means a Company which is or was from time to time a subsidiary or holding company of the Company or a subsidiary (other than the Company) of a holding company of the Company.  For the avoidance of doubt, a holding company is as defined in section 736 Companies Act 1985 and a subsidiary company is as defined by section 736 Companies Act 1985.

1.1.2                        “Board” means the board of directors from time to time of the Company or duly appointed sub-committee of the said Board;

1.1.3                        “Commencement Date” means the date the Employee commences Employment pursuant to the terms of this Agreement;

1.1.4                        “Employment” means the employment of the Employee by the Company under the terms of this Agreement;

1.1.5                        “Intellectual Property” includes letters, patents, trademarks whether registered or unregistered, designs, utilities, models, processes, copyright including design copyrights, applications for any of the foregoing and the right to apply for them in any part of the world, discoveries, creations, inventions or improvements upon or additions to any invention, database rights, Confidential Information, know-how and research effort relating to any of the above mentioned, moral rights and any similar rights in any country.

1.2                                 The headings and marginal headings to the clauses are for convenience only and have no legal effect.

1.3                                 Words denoting the singular include the plural and vice versa; words denoting one gender include all genders; words denoting persons include companies, all other similar types of organisation, corporations, unincorporated associations and partnerships.

1.4                                 All references to statutory provisions or enactments shall include references to any consolidating legislation involving the provisions, enactments and regulations referred to and any amendment, modification or re-enactment of any such provision or enactment (whether on or before the date of this Agreement), to any previous enactment which has been replaced or amended, and to any regulation or order made under such provision or enactment.

2                                          Introduction

2.1                                 This Agreement includes those particulars of your Appointment which are required to be given to you under the ERA, as amended.  This Agreement is supplemented by the GFI Company Handbook (“the Handbook”).  A copy of the Handbook shall be provided to you by the Company.  Should there be any inconsistency between this agreement and the contents of the Handbook, the terms of this Agreement shall prevail.

3                                          Appointment and Duties of the Employee

3.1                                 The Company appoints the Employee and the Employee agrees to serve the Company as Chief Operating Officer GFI Group or in such other capacity as may be required by the Board from time to time.  The Employee may be required to perform additional duties according to operational and management requirements.

3.2                                 The Employee’s Employment under this Agreement shall be deemed to have commenced on the February 28 2000 (the “Commencement Date”) and to have continued thereafter, subject to earlier termination pursuant to clause 13 for a period of two years, terminating on the second anniversary of the Commencement Date (“the Initial Period”).  The Initial Period will be extended automatically for successive periods of one year (“the Renewal Period”) on the same terms and conditions as contained in this Agreement unless either party gives to the other three months’ prior notice of termination in writing to expire at the end of the Initial Period or to expire at the end of a Renewal Period.

3.3                                 Once notice to terminate the Employees Employment has been given either by the Employee or the Company or if the Employee seeks to terminate his Employment hereunder in breach of contract the Company shall be under no obligation to vest in or assign to the Employee any powers or duties or to provide any work for the Employee and may exclude the Employee from any premises of the Company provided always that salary and all other contractual benefits do not cease to be payable or provided by reason only of the Company exercising its rights pursuant to this clause.  In addition, the Company may require the Employee to resign from any directorship or other office he may hold with the Company or any Associated Company and upon being so required the Employee shall be deemed simultaneously to submit his resignation and shall have no claim or right of action against the Company for compensation, damages or otherwise in respect of such resignation save that this provision shall not otherwise prejudice any of his rights in respect of the termination of this agreement or of his Employment.

3.4                                 The Employee shall during normal working hours and such additional hours as are necessary for the proper performance of his duties:

3.4.1                        devote the whole of his time and attention and the full benefit of his knowledge, expertise, skills and ability in the proper performance of his duties (unless on holiday as permitted by this Agreement or prevented by ill-health or accident);

3.4.2                        faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time assigned to or vested in the Employee;

3.4.3                        obey all lawful and reasonable directions given to the Employee by or under the authority of the Board, and save as inconsistent with the express terms of this Agreement, all applicable rules and regulations from time to time laid down by the Company concerning its employees;

3.4.4                        at all times use his best endeavours to promote and protect the interests and welfare and to maintain the goodwill of the Company and any Associated Company and not do and to exercise all reasonable endeavours to prevent there being done anything that is or may be prejudicial or detrimental to the Company or any Associated Company;

3.4.5                        except with the prior written approval of the Board shall not during his employment by the Company be directly or indirectly engaged or concerned or interested in any other trade or business or the setting-up of any business save as a holder of the legal or equitable interest in the shares or securities of a company any of whose shares or securities are quoted or dealt with on any recognised Stock Exchange provided that any such holding shall not exceed three percent of the whole or any class of the issued share capital of the company concerned;

3.4.6                        keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company and/or any Associated Company and provide such explanations in respect of all matters as the Company may reasonably require;

3.4.7                        not at any time make any untrue or misleading statement relating to the Company or any Associated Company or omit to bring to the Company’s attention any matter relevant to or that in any material way may affect the business or commercial operation of the Company or any Associated Company.  Further, the Employee shall promptly disclose to the Board any information which comes into his possession or attention which affects adversely or may effect adversely the Company or any Associated Company or the business of the Company or any Associated Company.  Such information shall include but not be limited to the plans of any employee to leave the Company or any Associated Company (whether alone or in concert with other employees) the plans of any employee (whether alone or in concert with other employees) to join a competitor or to establish a business in competition with the Company or any Associated Company, any steps taken by an employee to implement either of such plans and the misuse by any employee of any confidential information belonging to the Company or any Associated Company;

3.4.8                        for the avoidance of doubt, the Employee will, if required by the Company, carry out duties for and/or act in a capacity as an employee for any Associated Company.

3.5                                 The Board may require the Employee to perform services for any Associated Company wherever situated and without further fees or remuneration, and to enter into any separate agreement or agreements with such Associated Company for such purpose, and any duties that the Employee may have under this Agreement will be deemed to extend to such Associated Company.

3.6                                 The Employee agrees that he will not offer to any third party or accept any benefit whether financial or in kind from any other party (other than his proper remuneration from the Company) and the Employee agrees that he will not accept or offer gifts or hospitality other than by way of a token nature from any person or business with whom he is involved on the Company’s business.

3.7                                 The Employee’s job description may from time to time be amended by the Company and in addition to the duties set out above, the Employee may from time to time be required to undertake additional or other duties, consistent with the Employee’s status and seniority, as necessary to meet the needs of the business of the Company.

3.8                                 The Employee shall not publish any literature, deliver any lecture or make any communication to the Press, broadcasting or other media relating to the business of the Group without the approval of the Board but should such prior approval be granted copyright in any such publication or lecture notes will belong absolutely to the Company

4                                          Conduct

As Chief Operating Officer GFI Group, the Employee is an ambassador of the Company and any Associated Companies and whilst on Company business the Employee will conduct himself in a professional and ethical manner and in a manner that may or may be likely to credit the Company and any Associated Company’s business and reputation

5                                          Place and Hours of Work

5.1                                 The Employee’s normal place of work will be at the Company’s offices at GFI House 9 Hewett Street, London EC2A 3RP or such other location as the Company may from time to time reasonably require within the United Kingdom or abroad for the purpose of business visits.

5.2                                 In addition the Employee must be willing to travel and work overseas, staying away for periods of up to several weeks duration, upon reasonable notice.  If the Employee is required to work outside the United Kingdom for a period exceeding one month, the Employee will be notified in advance of any additional terms affecting his Employment.

5.3                                 The Employee’s normal hours of work are between 9:00am and 5:30pm, Monday to Friday plus such additional hours as may be necessary for the proper performance of his duties.  The Employee will not be entitled to any further remuneration for such additional hours worked.

6                                          Compensation and Bonus

6.1                                 During the Employee’s Employment with the Company and subject to the Employee complying with his obligations and duties under this Agreement, the Company shall pay to the Employee a salary at the rate of $630,121.00, per annum which shall accrue from day-to-day and be payable by bank credit transfer in equal monthly instalments in accordance with the Company’s standard payroll practices from time to time.  The salary shall be deemed to include any fees receivable by the Employee as a Director of the Company, any Associated Company or of any other company or unincorporated body in which the Employee holds office as nominee or representative of the Company or any Associated Company.

6.2                                 The Company paid to the Employee a sign-on bonus in the sum $800,000 (the Signing Bonus).  The Signing Bonus was deemed to be earned pro-rata at the rate of $100,000 for each three month period of the Initial Period and a sum equal to the unearned portion of the Signing Bonus was to be immediately repaid by the Employee to the Company, should the Employee seek to terminate his Employment or should this Agreement be terminated for gross misconduct in accordance with clause 15, at any time during the Initial Period.

6.3                                 The Employee has received 500,000 stock options (the “Options”) of the common stock of GFInet Inc, projected as $1.00 call options, at the date on which the Employee received them.  The options will vest and issue in accordance with all operative agreements and plans, Including the GFInet Inc. 2000 Stock Option Plan (the “Additional Bonus”);

6.4                                 The Employee shall also be entitled to receive:

6.4.1                        $3,500 per month living allowance payable for only those months that the Employee is required by the Company to work outside of London, England;

6.4.2                        With effect from 1 May 2002, the sum of £18,500 per annum which shall be paid into the GFI Group Executive Pension Scheme by the Company

6.4.3                        In addition the Employee may also be eligible to receive an additional discretionary bonus the payment of and the amount of any such bonus to be at the absolute discretion of the Company.  To be eligible to receive a bonus the Employee must be employed by the Company at the date of payment and not be under notice of termination of employment or in fundamental breach of contract.

6.4.4                        On termination of the Employee’s Employment, the Company reserves the right to deduct from any sums payable to the Employee on such termination any monies which are owed by the Employee to the Company or to any Associated Company.

7                                          Other Benefits

7.1                                 The Employee shall be eligible to receive during his Employment such benefits that the Company puts in place for other employees at the Employee’s level of seniority, provided that this shall not require the Company to adopt and maintain any particular plan or policy.

8                                          Expenses

8.1                                 The Company will reimburse the Employee in accordance with its standard policy in respect of all reasonable out-of-pocket expenses properly Incurred by the Employee in the performance of his duties.  This is subject to the Employee providing such vouchers or other evidence of actual payment of the expenses as the Company may reasonably require.

9                                          Holiday

9.1                                 The Company’s holiday year runs from 1 January to 31 December.

9.2                                 In addition to UK public and bank holidays, the Employee is entitled to 20 working days’ paid holiday in each holiday year to be taken at such time or times as may be agreed with the Board.  The Employee is not permitted, without the prior written consent of the Board, to carry forward any unused part of his holiday entitlement to a subsequent holiday year and any such unused holiday will be forfeited without payment in lieu.

9.3                                 On the termination of the Employee’s Employment for whatever reason, the Employee shall either be entitled to pay in lieu of outstanding holiday entitlement or be required to repay to the Company (or the Company shall be entitled to make a deduction from the Employee’s remuneration and by executing this Agreement the Employee consents to any such deduction) any salary received for holiday taken in excess of his actual entitlement.  The basis for payment and repayment shall be in the case of accrued holiday entitlement;

9.4                                 1.67 days’ holiday for each completed calendar month of service; or

9.4.1                        in the case of payment in lieu, or deduction, 1/265 of the Employee’s annual salary for each day’s holiday not taken, or taken in excess of the accrued entitlement.

10                                    Sickness

10.1                           If the Employee is absent from the office because of illness, injury or other circumstances, he shall notify the Company of the reason for his absence no later than 10.00am on the first day of such absence, giving a full explanation of the reasons for his absence.  If the Employee for any reason is unable to make personal contact with the Company (for example because he is too unwell), he should ensure that somebody contacts the Company on his behalf.

10.2                           If the Employee returns to work after such a period of absence of seven days or less, he must complete a self-certification form before midday on the first day back at work which will be retained in the Company’s records.  If the Employee is absent for more than seven consecutive days, he shall provide a medical practitioner’s certificate on the eighth day and weekly thereafter so that his whole period of absence is certified by such certificates.

10.3                           Upon completion of six months continuous employment with the Company if the Employee is absent due to sickness or injury duly certified in accordance with the provisions of this clause 10 at the discretion of the Company he shall be paid his full salary for up to two months absence and thereafter half his full salary for a further two months in any sick pay year which runs from 1 January to 31 December.  Any further entitlement shall be to statutory sick pay only.  Any remuneration paid during such absence shall be inclusive of any Statutory Sick Pay to which the Employee is entitled and any Social Security Sickness Benefit or other benefits recoverable by the Employee (whether or not recovered) may be deducted there from.

10.4                           The Employee agrees that he will at the expense of the Company and if directed to do so at any time undergo a medical examination by a medical practitioner nominated by the Company and that the Company shall be entitled to be supplied with and retain a copy of any medical report, diagnosis or prognosis made or produced in relation to any such medical examination and to discuss the same with the practitioner who produced such report, diagnosis or prognosis.

10.5                           The Company reserves the right to cease payment of any salary or statutory sick pay during any period of sickness absence if the Employee fails to comply with the notification requirements set out in this clause 10.

10.6                           If the Employee is absent from work by reason of injury sustained wholly or partly as a result of actionable negligence, nuisance or breach of any statutory duty on the part of any third party other than any subsidiary or associate of the Company the Company in its discretion may require the Employee to take all reasonable steps to recover compensation including repayment of all sums paid to him by the Company under this clause in respect of such absence.  Any such sum shall in turn be repaid by the Employee when and to the extent that he recovers compensation for loss of earnings from that third party by action or otherwise less any reasonable costs incurred in recovering any such compensation.

10.7                           The Company reserves the right to terminate the Employee’s employment without notice or payment in lieu of notice if the Employee is absent from work due to sickness or injury for a period of 26 consecutive weeks or 150 days in any calendar year.

11                                    Protective Covenants

11.1                           The Company and the Employee acknowledge and agree that, as part of the Employee’s Employment under this Agreement and as a necessary part of carrying out and fulfilling his duties, the Employee will have full use of and access to persons, business relationships and connections, clients and client connections, Confidential Information and other matters that form part of the legitimate business interests of the Company and in which the Company makes a significant and continuing investment.  The purpose of the Protective Covenants set out in this clause is to protect the Company’s legitimate business interests and will only be invoked if the Employer has a reasonable belief that those legitimate business interests are threatened or may be threatened by actions of the Employee.

11.2                           For the purposes of this clause 11 “Relevant Period” means the period of 12 months preceding the date on which the Employee’s Employment terminates; “Restricted Area” means the location of any of the financial markets or exchanges in any country which the Company covers, operates or conducts business in, or plans to operate or conduct business in, at the date on which the Employees employment is terminated, or during the twelve month period thereafter, including but not limited to the metropolitan areas of New York, London, Sydney, Singapore, Hong Kong and such other areas in which the Employee rendered services and/or acted on behalf of the Company in the Relevant Period; “Relevant Employee” means any employee of the Company or any Associated Company with whom the Employee had material dealings in the performance of his duties at any time during the Relevant Period including but not limited to brokers, broking managers, directors, senior support staff (IT, Product, Middle and Back Office) and consultants, but subject to this provision not applying to staff employed in a secretarial or clerical capacity only and “Company” includes any Associated Company for whom the Employee rendered serviced and/or worked during his Employment with the Company.

11.3                           For a period of six months following the date on which the Employee’s Employment terminates, the Employee shall not within the Restricted Area, without the prior written consent of the Company, directly or indirectly, own, operate, manage, control participate in, consult with, render services to, be employed by or assist in any way any person, firm, company or organisation engaged in the provision of services similar to and in competition with the services provided by the

Company during the Relevant Period and in which the Employee was actively involved at any time during the Relevant Period.

11.4                           For a period of twelve months following the date on which the Employee’s Employment terminates the Employee shall not, alone or with others, whether directly or indirectly, and whether for the benefit of the Employee or any person other than the Company:

11.4.1                  canvass or solicit or entice away business, orders or custom relating to services similar to and competitive with those provided by the Company and in which the Employee was actively involved from any person who at the date of termination of the Employee’s Employment and/or at any time during the Relevant Period is a client or customer of the Company and with whom or with whose business the Employee was actively engaged or concerned;

11.4.2                  deal with or transact business with in relation to or in connection with services similar to and competitive with those provided by the Company and in which the Employee was actively involved from any person who, at the date of termination of the Employee’s Employment and/or at any time during the Relevant Period is a client or customer or counterparty of the Company with whom or with whose business the Employee was actively engaged or concerned;

11.4.3                  interfere or seek to interfere with the continuance of supplies from any supplier to the Company with whom the Employee shall have had material dealings during the Relevant Period

11.4.4                  solicit, induce, encourage, attempt to solicit, induce or encourage (whether directly or indirectly) any Relevant Employee to terminate his employment with or otherwise cease his relationship with the Company and similarly will not, whether directly or indirectly, employ, engage or offer employment to or an engagement to any such person.

11.5                           In the event that the Company exercises its right under clause 3.3 then each of the periods referred to in clauses 11.3 and 11.4 shall be reduced by any period spent by the Employee on garden leave pursuant to clause 3.3.

11.6                           The Employee agrees that each of the restrictions set out in this clause 11 is an entirely separate, severable and independent restriction.

11.7                           The Employee agrees that the restrictions contained in this clause 9 are reasonable, but in the event that any such restrictions shall be found to be void, but would be valid if some part was deleted, or the period or periods reduced, such restrictions shall apply with such modification as may be necessary to make it valid and effective

11.8                           The Employee will show a copy of this Agreement including these Protective Covenants to any future employer immediately upon any offer or assurance of employment being made (whether oral or in writing) where the Employee Is to commence employment with such Employer before the expiration of six months following the termination of the Employee’s Employment under this Agreement.

11.9                           The Company reserves the right to send any prospective employer of the Employee a copy of this Agreement to put such prospective employer on notice that the Employee is subject to the Protective Covenants set out above.

11.10                     If, during his employment with the Company, the Employee receives any offer or assurance of employment from a third party, whether oral or in writing, the Employee will disclose the fact of that offer or assurance to the Company immediately it is made and/or received.

11.11                     The Employee confirms and agrees that he has had sufficient time to consider and has received independent legal advice in respect of the effect of and potential liability attaching to the Protective Covenants and obligations contained in this Clause 11.

12                                    Confidential Information

12.1                           The Employee acknowledges that, in the course of and as part of his Employment, he will obtain, have access to and use information belonging to the Company that is highly confidential and critical to the Company’s present and future commercial interests and continued operation.  The Employee agrees and acknowledges that all such information and knowledge, whether or not in writing, concerning the Company and/or any Associated Company and/or its or their clients or the business or financial affairs of the Company and/or any Associated Company or its or their clients is the exclusive property of the Company.  For the purposes of this Agreement, such information is “Confidential Information”.  Confidential Information includes but is not limited to:-

12.1.1                  business operations, plans, strategies, portfolio, prospects or objectives of the Company, any Associated Company or any of their respective clients;

12.1.2                  structure, products, product development, technology, distribution, sales, services, support and marketing plans, practices and operations of the Company or any Associated Company;

12.1.3                  the prices, costs and financial records, details or statements of the Company any Associated Company;

12.1.4                  research and development, new products, licenses, operations or plans of the Company or any Associated Company;

12.1.5                  trade secrets, proprietary information and Intellectual Property of the Company or any Associated Company;

12.1.6                  clients and client lists (including without limitation, the identities or clients, names, addresses, contacts and the clients’ business status or needs) of the Company and/or any Associated Company; and

12.1.7                  confidential information regarding the skill, compensation and benefits of other employees of the Company or any Associated Company

12.2                           Either during or after his Employment the Employee will not disclose any Confidential Information to any third party or use the same for any purpose other than carrying out the terms of the Employee’s Employment unless and until such Confidential Information is or has become public knowledge (unless this occurs through a breach of this Agreement or any other unlawful act by the Employee), provided that the Employee will not be precluded from disclosing Confidential Information to the extent he is required to do so by law or court order, provided that the Employee shall use all reasonable endeavours to give the Company prior notice of any such disclosure and shall limit such disclosure to that which is legally required.

12.3                           The Employee agrees that his obligation not to disclose or use Confidential Information also extends to Confidential Information belonging to clients/customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company’s business.

13.                                 Intellectual Property

13.1                           The Company and the Employee agree that the Employee may make, discover or create Intellectual Property in the course of his duties under this agreement and agree that in this respect the Employee has a special obligation to further the interests of the Company.

13.2                           Subject to the provisions of the Patents Act 1977, the Registered Designs Act 1949 and the Copyright Designs and Patents Act 1988, if at any time during his Employment the Employee makes or discovers or participates in the making or discovery of any Intellectual Property relating to or capable of being used in the business for the time being carried on by the Company full details of the Intellectual Property shall immediately be communicated by the Employee to the Company and shall be the absolute property of the Company.  At the request and expense of the Company the Employee shall give and supply all such information, data, drawings and assistance as may be requisite to enable the Company to exploit the Intellectual Property to the best advantage and shall execute all documents and do all things which may be necessary or desirable for obtaining patent or other protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.

13.3                           The Employee irrevocably appoints the Company to be his agent in his name and on his behalf to sign, execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this clause and in favour of any further party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

13.4                           If the Intellectual Property is not the property of the Company the Company shall subject to the provisions of the Patents Act 1977 have the right to acquire for itself or its nominee the Employee’s rights in the Intellectual Property within three months after disclosure pursuant to this clause on fair and reasonable terms to be agreed or settled by a single arbitrator.

13.5                           The Employee waives all of his moral rights (as defined in the Copyright Designs and Patents Act 1988) in respect of any acts of the Company or any acts of third parties done with the Company’s authority in relation to any Intellectual Property which is the property of the Company by virtue of this clause.

13.6                           Rights and obligations under this clause shall continue in force after termination of this agreement in respect of Intellectual Property made during the Employee’s Employment under this Agreement and shall be binding on his representatives.

14                                    Return of Company Property

At any time at the request of the Company and in any event upon termination of the Employee’s Employment the Employee shall immediately deliver up to the Company all property in his possession, custody or under his control, belonging to the Company or any Associated Company including but not limited to keys, security and computer passes, computer hardware, facsimile machines and all documents and other records (whether on paper, magnetic tape, CD Rom or any other kind of computer disk, or in any other form and including correspondence, lists of clients or customers, notes, memoranda, software, plans, drawings and other documents and records of whatsoever nature and all copies thereof) made or compiled or acquired by the Employee during his Employment with the Company and concerning the business, finances or affairs of the Company or any Associated Company including, for the avoidance of doubt, the business, finances or affairs of the clients/customers of the Company or any Associated Company.

15                                    Suspension and Termination

15.1                           In order to investigate a complaint against the Employee of misconduct, the Company is entitled to suspend the Employee on full pay for a period of up to 14 days.

15.2                           The Company may by written notice terminate this agreement with immediate effect if the Employee commits an act or acts of gross misconduct or in circumstances where the Company is entitled to do so at law, including but without limitation, if the Employee

15.3                           continues after receiving appropriate warnings to commit any act of serious misconduct or repeats or continues (after written warning) any other material breach of his obligations under this Agreement; or

15.4                           is guilty of any conduct which in the reasonable opinion of the Company tends to bring the Employee, the Company or a Associated Company into disrepute; or

15.5                           is convicted of any criminal offence (excluding an offence under road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended); or

15.6                           commits any act of dishonesty whether relating to the Company, any Associated Company, any employees of any such company or otherwise; or

15.7                           becomes bankrupt or makes any arrangement or composition with his creditors generally; or

15.8                           is in the reasonable opinion of the Company incompetent in the performance of his duties; or

15.9                           is found liable, following a full investigation by the Company, of any serious act of race, sex or disability discrimination, whether such act or acts results in legal proceedings being brought against the Company or not; or

15.10                     is prevented by any applicable law or regulation, including being disqualified as a Director by any competent authority, from continuing as Director of the Company or any Associated Company or performing any of his duties under this agreement.

15.11                     Any delay by the Company in exercising any right to termination shall not constitute a waiver of such right.

15.12                     On the termination of this agreement for whatever reason, the Employee shall at the request of the Company resign (without prejudice to any claims which the Employee may have against the Company or any Associated Company arising out of this Agreement or the termination of his employment) from all and any offices which he may hold as a director of the Company or any Associated Company and from all other appointments or offices which he holds as nominees or representatives of the Company.  The Employee irrevocably authorises any director of the Company to do any act or sign any document on his behalf as the Company requires in relation to any such resignation.

16                                    GENERAL

16.1                           The Employee warrants and confirms that he is not bound by the terms of or has disclosed all details of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential information in the course of his employment with the Company and that, as at the date of commencement of the Employment Agreement and this Agreement, is not bound or subject to any restrictive or protective covenants or other such provisions in any contract and that he is legally free to commence employment with the Company.  The Employee further warrants and confirms that his performance of all the terms of this Agreement and the Employment Agreement does not and will not breach any restrictive or protective covenants as referred to above or any agreement to keep in confidence any confidential information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company and the Employee will not disclose to the Company or induce the Company to use any confidential information or material belonging to any previous employer or others.  The Employee agrees to indemnify the Company against all loss, liability costs or damages suffered or incurred by the Company in the event that any of the facts warranted and confirmed by the Employee in this clause 14 are untrue or misleading.

16.2                           The Employee warrants and confirms that he has not entered into any agreement, arrangement or understanding, whether written or oral, with any supplier, contractor, subcontractor or customer, relating to the business of the Company.

16.3                           The Employee is subject to the disciplinary and grievance rules of the Company as set out in the Company’s Staff Handbook.

16.4                           The expiration or termination of this Agreement shall not operate to affect such of the provisions of this agreement as are expressed to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the parties.

16.5                           The validity, construction and performance of this Agreement shall be governed by English law.  All disputes claims or proceedings between the parties relating to the validity, construction or performance of this Agreement shall be subject to the non-exclusive jurisdiction of the High Court of Justice in England and Wales to which the parties irrevocably submit.

16.6                           Any notice to be given by a party under this Agreement must be in writing and must be given by delivery at or by sending first class post or other faster postal service, or telex, facsimile transmission or other means of telecommunication in permanent written form (provided the addressee has his own facilities for receiving such transmissions) to the last known postal address or relevant telecommunications number of the other party.  Where notice is given by sending in a prescribed manner it shall be deemed to have been received at the time at which the letter was delivered personally or transmitted or if sent by post, 48 hours after posting.  To prove the giving of a notice it shall be sufficient to show it was despatched.

16.7                           This Agreement constitutes the entire agreement of the parties in relation to the Employee’s employment and all other agreements or arrangements, whether written or oral, express or implied, between the Employee and the Company relating to the services of the Employee save as referred to in this agreement shall be deemed to have been cancelled and longer in effect.

16.8                           A contracting-out certificate pursuant to the Pension Schemes Act 1993 is not in force.

16.9                           The terms and conditions of employment set out in this Agreement satisfy the requirements of section 1 of the Employment Rights Act 1996.

IN WITNESS whereof the Employee has signed as a deed and the Company has signed the date and year first before written.

SIGNED by Stephen J. McMillan	)	/s/ Stephen J. McMillan
in the presence of	)

KAY CHESTERFIELD		/s/ Kay Chesterfield

SIGNED by Michael Gooch	)	/s/ Michael Gooch
for and on behalf of	)
GFI Holdings Limited